Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Heritage Bankshares, Inc.

We consent to the incorporation by reference in registration statements No. 333-112214 on Form S-8 of Heritage Bankshares, Inc. of our report dated September 8, 2006, with respect to the consolidated balance sheets of Heritage Bankshares, Inc. and subsidiaries as of December 31, 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended, which appears in this annual report on Form 10-KSB.

/s/ PKF Witt Mares, PLC
PKF Witt Mares, PLC

Norfolk, Virginia

March 23, 2007

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